                                                                  EXHIBIT 10.2.9

                                             Agreement Number: _________________


                           MASTER SERVICES AGREEMENT

          This agreement ("Agreement") is made as of OCTOBER 20, 1999 ("Effective Date"), between Linuxcare, Inc., a Delaware corporation with an office at 650 Townsend Street, San Francisco, CA 94103, USA (Phone: 415-354-4878; Fax: 415.701.7457; E-mail: _sdavidson@linuxcare.com) ("Linuxcare") and the "Customer" listed below.

Customer: Sun Microsystems, Inc.     Contact: STEVE GRUELLE
Address: 901 San Antonio Rd.         Phone: 650-336-6321
Palo Alto, CA 94303                  Fax: 650-336-1549
                                     E-Mail: Steve.gruelle@eng.sun.com

                                     SERVICES INFORMATION

Service Fee Period:                  Oct 10, 1999 to Apr 10, 2000
Service Fee:                         [*] hour

                               SERVICES PROVIDED

          Subject to payment of all applicable fees, Linuxcare will use reasonable commercial efforts to perform the support services specified in Linuxcare's current, published "Linuxcare Technical Support Programs" documentation appropriate to the Service Level selected by Customer and the Statement of Work ("SOW") attached hereto as Exhibit A ("Services"), in accordance with the Terms and Conditions exhibit attached to this Agreement, and incorporated herein. In the event of any conflict between the "Linuxcare Technical Support Programs" documentation and the SOW, the SOW shall govern. Linuxcare may change the "Linuxcare Technical Support Programs" documentation, SOW, the Service Fee, and the services that will be performed for a particular Service Level, at any time; such changes will take effect at the beginning of the next Service Fee Period. Customer understands that Linuxcare's performance is dependent in part on Customer's actions. Accordingly, any dates or time periods relevant to performance of Services by Linuxcare shall appropriately and equitably extended to account for any delays resulting from changes to Customer products or otherwise due to Customer. Customer may request additional hours or levels of Services ("Extended Services"), which Linuxcare may provide at Linuxcare's sole discretion, provided that Customer pays Linuxcare's then current fees for such Extended Services.

          This Agreement includes the attached exhibits, statements of work, and
          ----------------------------------------------------------------------
contains, among other things, warranty disclaimers and liability limitations.
----------------------------------------------------------------------------
Any different or additional terms of any related purchase order, confirmation, or similar form even if signed by the parties after the date hereof shall have no force or effect. References in this Agreement or the exhibits to a capitalized term appearing on this cover page shall have the meaning or value of such term on this cover page.

Customer:                               Linuxcare:


By: /s/ Jon S. Williams                 By: /s/ Thomas W. Phillips
    -------------------                     ----------------------

Name: Jon S. Williams                   Name: Thomas W. Phillips
      ---------------                         ------------------
Title: Dir Marketing                    Title: V.P. World Wide Sales
       -------------                           ---------------------

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                         TERMS AND CONDITIONS EXHIBIT

               1. Training. Subject to payment of all fees, Linuxcare will
                  --------
provide the training specified in Linuxcare's current, published "Linuxcare Training Programs" documentation. Unless otherwise arranged between Customer and Linuxcare, all training shall occur at Linuxcare's facilities in San Francisco, California. The fees for training will be Linuxcare's current, published training fees, less the Training Discount ("Training Fees").

               2. Fees and Payment. Customer shall pay Linuxcare the fees for
                  ----------------
the selected Service Level shown in the Services Information section of this Master Services Agreement for each Service Fee Period. ("Service Fees"). Customer will pay the Service Fees for the initial Service Fee Period within 30 days of the Effective Date. Customer will pay the Service Fees for subsequent Service Fee Periods within 30 days after receipt of Linuxcare's invoice. Customer will also pay Linuxcare all Training Fees and Extended Services fees within 30 days after receipt of Linuxcare's invoice therefor. All payments are non-refundable. Any payments over 15 days overdue will bear a late payment fee of the lower of 1.5% per month of the outstanding balance or the maximum rate allowed by law. Linuxcare shall refund to Customer any amounts actually paid to Linuxcare by Customer which exceed amounts due hereunder, minus any costs, fees, taxes, duties or other implications, if any, arising in connection with such overpayment.

               3. Proprietary Rights. As between the parties, Linuxcare will
                  ------------------
retain all right, title and interest in and to any software, tools, techniques, and other materials used in connection with providing the Services ("Linuxcare Materials"). As between the parties, Customer will retain all right, title and interest in and to any software, products, documentation and other materials it supplies. Linuxcare hereby assigns to Customer all right, title and interest, in any work product created as part of the Services ("Work Product"), but this assignment does not include any portion of the Linuxcare Materials, and will not prevent Linuxcare from using the expertise, ideas and know-how learned while performing Services for other purposes (including, without limitation, for itself or on behalf of third parties).

               4. Confidential Information. Each party ("receiving party")
                  ------------------------
agrees that all code, inventions, algorithms, know-how and ideas and all other business, technical and financial information it obtains from the other party ("disclosing party"), but not including work product that is assigned to Customer by Linuxcare pursuant to Section 3, are the confidential property of the disclosing party ("Confidential Information" of the disclosing party). Except with the consent of the disclosing party, the receiving party shall hold in confidence and not use or disclose any Confidential Information of the disclosing party for at least seven (7) years after this Agreement expires or otherwise terminates. The receiving party's nondisclosure obligation shall not apply to information it can document: (i) is generally available to the public other than through breach of this Agreement; (ii) is rightfully disclosed to the receiving party by a third party; or (iii) is independently developed by the receiving party without use of any Confidential Information of the disclosing party. Because of the unique and proprietary nature of the Confidential Information, it is understood and agreed that the disclosing party's remedies at law for a breach by the receiving party of its obligations under this Section will be inadequate and that the disclosing party shall be entitled to equitable relief (including without limitation provisional and permanent injunctive relief and specific performance). Nothing stated herein shall limit any other remedies provided under this Agreement or available to the disclosing party at law. Upon expiration or termination of this Agreement for any reason, each party will return all copies of all Confidential Information of the other party in its possession or control.

               5. Termination. This Agreement will have an initial term of the
                  -----------
earlier of one year from the Effective Date or the date that Customer uses up its Incidences under its Service Level (initial "Service Fee Period") and shall automatically renew on each anniversary of the initial Service Fee Period for subsequent Service Fee Periods (subject to payment of Linuxcare's then current rates for additional Incidences) unless terminated by either party. For the purposes of this Agreement, "Incident" shall mean a single identified customer issue or problem. Each Incident is only valid during the Service Fee Period it was purchased in. One call or e-mail may include multiple Incidents, and a single Incident may require more than one call or e-mail to resolve. Either party may terminate this Agreement upon thirty (30) days written notice to the other party, except if Linuxcare is terminating the Agreement such termination will not be effective until the end of any fully paid-up Service Fee Period. Linuxcare may terminate this Agreement at any time in the case of non-payment by Customer of any fees, unless Customer pays such fees in full within ten (10) days after such notice. Sections 4, 5, 7, 8, and 9 of this Agreement, and all accrued rights to payment, shall survive termination. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

               6. Warranty and Disclaimer. Linuxcare hereby warrants to
                  -----------------------
Customer. and only Customer, that all Services shall be performed in a professional and workmanlike manner. THE PARTIES ACKNOWLEDGE THAT THIS IS AN AGREEMENT FOR SERVICES AND NOT FOR THE SUPPLY OF GOODS. EXCEPT FOR THE FOREGOING, LINUXCARE MAKES NO OTHER WARRANTIES OR REPRESENTATIONS AS TO THE SERVICES RENDERED, AND HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE, AND NONINFRINGEMENT. LINUXCARE FURTHER DISCLAIMS ANY WARRANTY THAT THE SERVICES WILL SUCCEED IN RESOLVING ANY PROBLEM, OR THAT ANY WORK PRODUCT OF THE SERVICES WILL BE FREE FROM PROGRAM ERRORS.

               7.  Limitation of Liability. NOTWITHSTANDING ANYTHING ELSE IN
                   -----------------------
THIS AGREEMENT OR OTHERWISE, AND EXCEPT FOR BODILY INJURY, LINUXCARE SHALL NOT BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE
THEORY: (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER WITH RESPECT TO THE APPLICABLE SERVICES; (II) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS; OR (III) FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA.

     NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY: (I) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL, OR (II) FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

               8.  Export Control, Customer shall comply with the U.S. Foreign
                   --------------
Corrupt Practices Act and all applicable export laws, restrictions, and regulations of the U.S. and foreign agency or authority.

               9.  Miscellaneous. This Agreement is not assignable or
                   -------------
transferable by Customer without the prior written consent of Linuxcare; any attempt to do so shall be void. Linuxcare may assign this Agreement in whole or in part, or subcontract the performance of Services to third parties. Services may be used solely by Customer for Customer's internal use for Customer's own benefit. The parties agree that they are independent contractors and that this Agreement and relations between Linuxcare and Customer hereby established do not constitute a, joint venture, agency or contract of employment between them, or any other similar relationship. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other. Any notice, report, approval or consent required or permitted hereunder shall be in writing. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. Any waivers or amendments shall be effective only if made in writing. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorney's fees and costs in connection with such action.

               10. Governing Law and Jurisdiction. This Agreement, which is in
                   ------------------------------
English, shall be interpreted in accordance with the commonly understood meaning of the words and phrases hereof in the United States of America. Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted in English and in accordance with the commercial rules of the International Chamber of Commerce, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in San Francisco, California, which shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations thereunder shall be governed and construed in accordance with the laws of the State of California. United States of America, without regard to the conflicts
         ----------
of laws provisions thereof. The decision of the arbitrators shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. Notwithstanding anything contained in this Paragraph, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the instituting party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

              STATEMENT OF WORK FOR NETBEANS IDE SUPPORT SERVICES

This Statement of Work for NetBeans IDE Support Services is the NetBeans IDE Support Services Agreement ("Agreement") between Sun Microsystems Inc ("Sun"), and LinuxCare, Inc. ("PROVIDER").

1.   SERVICES TO BE PROVIDED BY PROVIDER.
     ------------------------------------

     1.1  DEFINITIONS.

          1.1.1 "Business Hours" means 8:00 a.m. To 8:00 p.m. Eastern Standard Time, Monday through Friday, excluding Sun holidays.
          1.1.2 "Call Back" means calls which, at the Support Customer's request are handled by means of an e-mail to the contact of record (as shown on the service order), by a PROVIDER support engineer.
          1.1.3 "Support Customer" or "End User" means a customer who directly or indirectly received distribution of NetBeans IDE products from Sun or from NetBeans.
          1.1.4 "Support Services" means remote, centralized, software support services of NetBeans IDE software products to be provided by PROVIDER. This definition excludes on-site support services of any kind.
          1.1.5 "Call" or "Calls" means Support Customer's request for service transmitted via e-mail,
          1.1.6 "IAPT" means the Internet Applications and Performance Tools group within the Software Products & Platforms division of Sun.
          1.1.7  "CTE" means the Escalation Support group within IAPT.
          1.1.8 "Service Order" means the documentation of a Support Services Call.
          1.1.9  "FAQ" or "FAQ's" means the frequently asked questions list.

     1.2  SUPPORT SERVICES.

          1.2.1. Services, PROVIDER will provide Support Services for Support Customers during Business Hours only, Such Support Services shall be limited to the NetBeans IDE software products and their compatibility with any of the Linux platforms (Hardware/operating system) with which they interoperate. Support Services shall be provided in accordance with the procedures outlined in Section 1.4 of this Exhibit A.

          1.2.2. Assignment of Engineers. PROVIDER will assign engineers to provide Support Services under this Exhibit who, at the time of the assignment, are trained in providing support to NetBeans IDE products.

     1.3 NETWORK COSTS. PROVIDER will be responsible for all network costs related to the provision of E-mail Support Services it provides from the inbound arrival of E-mail at the PROVIDER's site to the distribution of E-mail outbound from the PROVIDER's site.

     1.4 TELECOM COSTS. PROVIDER will be responsible for all outbound telecommunications costs related to the provision of Support Services it provides.

     1.5  PROCEDURES FOR SUPPORT SERVICES CALLS.

          1.5.1. Receipt of Support Customer E-mails. CTE will forward to PROVIDER Support Customer E-mail as fully described in Section
                  1.2.1. IAPT will establish a mechanism

                                    1 of 6
                 for the routing of Support customer E-mail to PROVIDER's designated E-mail server(s). PROVIDER will identify E-mail addresses required to allow proper Support Customer E-mail routing and identification. PROVIDER employees shall always identify themselves as "Sun Customer Care Center" employees when replying or responding to Support Customer's E-mail. At no time shall PROVIDER nor any of its employees or representatives expose PROVIDER's identity to Support Customers.
          1.5.2. Response. PROVIDER will respond to Calls by reviewing the request and providing an initial response via e-mail to Support Customers within 24 hours of receipt of Call. If the Customer Support E-mail is sent to "netbeans-customer-
                                           -------------------
                 support@linuxcare.com" E-mail alias, PROVIDER will provide for
                 ---------------------
                 a 3 (three) day enclosure of the issue. Otherwise, PROVIDER will provide for a 10 (ten) day closure of the issue. PROVIDER will respond to Support Customer in English. Use of the phone to provide support response is optional and is at PROVIDER's discretion and expense. E-mail responses to Support Customers shall indicate a Sun furnished e-mail address/alias, At no time shall PROVIDER nor any of its employees or representatives expose PROVIDER's identity to Support Customers.
          1.5.3. Data Entry. PROVIDER shall record all relevant data (reference SOW paragraph 1.5) concerning the Support Customer within PROVIDER's call management system. PROVIDER shall furnish this information to IAPT on a weekly basis. Additionally, PROVIDER shall allow IAPT electronic access to Support customer Service Orders within PROVIDER's call management system in order to assist with troubleshooting and to monitor Support Service activity.
          1.5.4. Closure. PROVIDER acknowledges and agrees that Support Customer determines when a Service Order is completed or "closed".
          1.5.5. Escalation. If PROVIDER is unable to close a Service Order within seventy-two (72) hours or if PROVIDER is requested to escalate by Support Customer and/or IAPT, PROVIDER will escalate Service Order immediately during Business Hours to IAPT by sending all relevant data from Call (reference SOW paragraph 1.5) via e-mail to the CTE designated escalation alias.
     1.6 DATA COLLECTION AND REPORTING. PROVIDER will collect and report the following data on a weekly basis. Information shall be furnished electronically in StarOffice Spreadsheet compatible format. For each call taken, PROVIDER shall furnish:

          a.   Support Customer information (Support Customer Name, State,
               Country)
          b.   Call complexity (Type of Problem, Resolution Time)
          c. Support Customer platforms (Hardware and Operating System, version of Java in use)
          d.   escalated back to CTE (Y/N)
          e.   summary reporting should include:
               1)  total number of Calls
               2)  # of Calls by Support Customer location (State, Country)
               3)  # of Calls by platform
               4)  # of Calls escalated back to Sun escalation alias
               5)  average resolution time

          Additionally, PROVIDER will furnish updates to IAPT for the NetBeans IDE Knowledge Database or NetBeans IDE FAQ's as new information is discovered.

2.   SUN OBLIGATIONS.
     ----------------

     2.1 TRAINING. CTE will provide a trainer at a mutually agreeable time, who will be available to

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

          PROVIDER for a minimum of five (5) business days, to train PROVIDER personnel with respect to Support Services. Training will be held at PROVIDER's San Francisco Office or at Sun's Mountain View Office.

     2.2 TOOLS AND DATABASE ACCESS. Sun will allow PROVIDER access to Sun's NetBeans IDE Knowledge Database and the NetBeans IDE FAQ's solely for the purpose of providing Support Services. PROVIDER agrees and acknowledges that the information contained in the Knowledge Database and FAQ's are hereby identified, without the need for further identification, as proprietary and subject to the provisions of
          Section 2.3 of this Agreement.
     2.3 ACCESS TO RESOURCE TOOLS AND INFORMATION. PROVIDER understands that Sun may furnish PROVIDER with resource tools and information, including but not limited to the non-exclusive right to use Sun's NetBeans IDE Knowledge Database, Sun's NetBeans IDE FAQ's, and other web-based resources associated with NetBeans IDE products for the duration of this Agreement (collectively referred to as "Tools"), for the sole purpose of providing Support Services to Support Customers under this Agreement. PROVIDER will not use the furnished Tools for any other purpose. Provider understands that all Tools are supplied "AS IS" and Sun disclaims all warranties (as set forth below in Section 4).
     2.4 ESCALATION POINT OF CONTACT. CTE will make known to PROVIDER the e-mail alias to be used when escalating a Call. CTE will provide Call closure information on all escalated Calls so that PROVIDER reports may be complete. It is the responsibility of the PROVIDER to request Call closure information from CTE on Calls that are escalated back to the escalation alias. If information is not available, PROVIDER shall indicate so within its report.

3.   METHOD AND CONDITIONS OF COMPENSATION
     --------------------------------------

     3.1 COMPENSATION. Sun will pay PROVIDER [*] per hour worked by PROVIDER personnel in the Service Order acceptance and resolution of support E-mail from Support Customers. A minimum of [*] and a maximum of [*] will be paid for any one Call. After thirty (30) days, rates will be reviewed to ensure adequacy of pricing. If required, a mutually acceptable adjustment in pricing shall be made.

     3.2 DETERMINATION OF FEES. PROVIDER shall provide a summary timesheet of all employees' hours worked in support of Support Services. This timesheet should identify each Service Order worked on, the actual number of hours worked for each Call, and the billable hours for each Service Order.
     3.3 INVOICING OF FEES. PROVIDER's invoices will be paid in accordance with the payment terms set forth in Paragraph 3.4 of this Agreement. Invoices shall contain a summary of charges together with the Sun-assigned accounting purchase order number clearly identified and a summary timesheet as identified in SOW paragraph 3.2. Additionally, PROVIDER's invoices should be submitted monthly by the second Tuesday of the month following delivery of Support Services.
     3.4 REMUNERATION FOR SERVICE. In consideration for Support Services provided, Sun will provide remuneration to PROVIDER in accordance with the applicable support fees rates set forth in paragraph 3.1 of this Agreement. Remuneration will be provided within thirty (30) days after receipt of PROVIDER's invoice and is considered made by Sun on the date of mailing as evidenced by postmark. Any out-of-pocket expenses (e.g., travel) incurred by PROVIDER in connection with providing Support Services will be the sole responsibility of PROVIDER, unless otherwise approved in writing by Sun prior to PROVIDER incurring

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    3 of 6
          such expenses. Sun will only pay for actual expenses incurred by PROVIDER's employees at fair and reasonable rates which were pre-approved by Sun. PROVIDER will invoice Sun not more frequently than monthly and as further detailed in Paragraph 3.3 of this Agreement.

4.   PERFORMANCE STANDARDS.
     ----------------------

     4.1 WARRANTY OF PROVIDER. PROVIDER warrants that the Support Services shall be performed in a professional, good and workmanlike manner consistent with the general industry standards.

     4.2 MINIMUM STANDARDS. For thirty (30) days from the effective date of the Agreement, PROVIDER will be furnishing Support Services on a probation or trial basis. At any time during such period, Sun may terminate this Agreement due to: (i) a failure of PROVIDER to meet mutually developed performance metrics; or (ii) Sun's conclusion of a long term plan for supporting Calls. At the end of each month following this trial period, IAPT will evaluate PROVIDER's performance under this Exhibit, including, but not limited to, the PROVIDER's service call information and to conduct audits of service delivery to Support Customers.

     4.3 NO WARRANTIES. PROVIDER makes no warranties regarding materials or supplies provided by Sun.

5.   TERM AND TERMINATION.
     ---------------------

     5.1 TERM. This Agreement commences as of the date indicated in the signature block below and will continue in full force and effect for six (6) months, unless sooner terminated as provided herein. This Agreement expires automatically upon the expiration of a six (6) months term unless the Parties agree in writing to renew this Agreement for an additional six (6) months term.
     5.2 TERMINATION. Either Sun or PROVIDER may terminate this Agreement, with or without cause, and for any reason, at any time upon thirty (30) days prior written notice of termination to the other. Either Party may terminate this Agreement: (i) immediately, by Notice upon material breach by ther other Party, if such breach cannot be remedied; (ii) if the other Party fails to cure any remedial material breach of this Agreement within thirty (30) days of receipt of Notice of such breach; and (iii) immediately, by Notice, if the other Party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy law, whether domestic or foreign, or has wound up or liquidated its business voluntarily or otherwise. Sun also may terminate this Agreement, without giving notice to PROVIDER or an opportunity to cure, at any time within thirty (30) days from the effective date of this Agreement in accordance with Section 2.1 above, if PROVIDER fails to provide Support Services to Sun's satisfaction within the first thirty (30) days of this Agreement; and in such case, Sun shall compensate PROVIDER by paying PROVIDER, at the support fees rate described in this Agreement which had applied up to the date of termination, for the remainder of such thirty (30 days period based on the average daily call rate and hours spent per call as actually handled by PROVIDER up to the date of termination.
     5.3 EFFECT OF TERMINATION. Rights and obligations under this Agreement which by their nature should survive, will remain in effect after termination or expiration hereof. Provider agrees that it will have no right to damages or indemnification of any nature due to any expiration or termination of this Agreement, specifically including commercial severance pay whether

                                    4 of 6
          by way of loss of future profits, payment for goodwill generated or other commitments made in connection with the business contemplated by this Agreement or other similar matters.

          Within fifteen (15) days after the effective date of termination, PROVIDER will return to Sun, at PROVIDER's expense, all Service materials, Business Information, Customer Information, training materials, Tools, any Sun Confidential Information, and all other items belonging to Sun.

     6.   OPERATIONAL CONTACTS. Both parties agree to designate one (1) employee
          --------------------
     and one (1) backup employee who will be the principal contacts for all day-to-day operational activities relating to the provision of Support Services hereunder.

                                    5 of 6

     As evidenced by the authorized signatures below, Sun and PROVIDER agree that this Exhibit A shall be attached to and incorporated as a part of the Agreement.

              THE PARTIES HAVE READ AND AGREE TO BE BOUND HEREBY.

              EFFECTIVE AS OF Oct / 20 / 1999
                              ---------------

AGREED:

SUN MICROSYSTEMS, INC.                 PROVIDER:

                                       LINUXCARE, INC.

By: /s/ Jon S. Williams                By: /s/ Thomas W. Phillips
    -------------------                    ----------------------
Print: Jon S. Williams                 Print: Thomas W. Phillips
       ---------------                        -----------------
Title: Dir Marketing                   Title: VP World Wide Sales
       -------------                         --------------------

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